UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 14, 2008

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 14, 2008, Global GP LLC, the general partner of Global Partners LP (the “Partnership”) executed Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Global Partners LP (the “Amendment”), to be effective as of January 1, 2007.  The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports on Schedule K-1 to the unitholders.  The Amendment also modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between the general partner and the Partnership’s unitholders after a follow-on offering of Partnership units.  The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the general partner.  A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

3.1	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Global Partners LP dated April 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: April 17, 2008	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Global Partners LP dated April 14, 2008.